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                                                                     Exhibit 3.2

                                                                Amended 1/18/94,
                                                               3/22/95, 4/24/02,
                                                             8/14/02 and 6/24/04

                                     BYLAWS

                                       OF

                             SOVEREIGN BANCORP, INC.

                                   ARTICLE ONE
                                     OFFICES

      1.01. Registered Office. The registered office of the Company shall be located in such place as the Board of Directors may from time to time designate.

      1.02. Other Offices. The Company may also have offices at such other places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time designate or the business of the Company may require.

                                   ARTICLE TWO
                                      SEAL

      2.01. Seal. The corporate seal shall have inscribed thereon the name of the Company, the year of its incorporation and the words "Corporate Seal, Pennsylvania," and shall be in the form imprinted immediately following this
Section 2.01.

                                  ARTICLE THREE
                             SHAREHOLDERS' MEETINGS

      3.01. Place of Meeting. Meetings of shareholders shall be held at any geographic location within or without the Commonwealth of Pennsylvania as shall be fixed from time to time by the Board of Directors. In the absence of such designation, shareholders' meetings shall be held at the executive office of the Company. Shareholders shall not be permitted to participate in any meeting of shareholders by means of conference telephone or the Internet or other electronic communications technology, unless the Board of Directors, by resolution so directs with respect to such meeting. Meetings held by means of the Internet conference or telephone or other electronic communications technology shall not be required to be held at a particular geographic location and shall provide shareholders with the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors.

      3.02. Annual Meeting. The annual meeting of shareholders shall be held, commencing with the year 1988, on such day each year as may be fixed from time to time by the Board of

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Directors, or, if no day be so fixed, on the third Thursday of April of each year, provided, however, that if such day falls upon a legal holiday, then on the next business day thereafter. At such meetings, directors shall be elected, reports of the affairs of the Company shall be considered, and any other business may be transacted which is within the powers of the shareholders.

      3.03. (a)   Notice of Meetings. Notice of all meetings of shareholders shall be delivered, personally, by courier service, charges prepaid, by first class, express or bulk mail, postage prepaid, facsimile transmission, e-mail or other electronic communication addressed to the shareholder at his or her postal address, facsimile number, e-mail address or other electronic communication location as it appears on the books of the Company or as supplied by such shareholder to the Company for the purpose of notice, by or at the direction of the Chief Executive Officer, the Secretary or the officer or persons calling the meeting.

            (b) Time of Notice. Notice of any meeting of shareholders shall be delivered not less than ten (10) days, or in the case of bulk mail not less than twenty (20) days, before the date of the meeting. If the notice is sent by mail or courier, such notice shall be deemed to be delivered when deposited in the United States mail or with a courier service for delivery to the shareholder. If the notice is sent by facsimile, e-mail or other electronic communication, such notice shall be deemed to be delivered when sent to the shareholder.

            (c) Contents of Notice. Notice of any meeting of shareholders shall state the day, hour and geographic location, if any, of the meeting. The notice shall also state the general nature of the business to be transacted if it is a special meeting.

            (d) Notice of Adjourned Meeting. When a shareholders' meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken, unless the board of directors fixes a new record date for the new meeting.

      3.04. (a)   Calling of Special Meetings. Upon request in writing to the
Chief Executive Officer, Vice President or Secretary, sent by registered mail or delivered to the officer in person, by any persons entitled to call a special meeting of shareholders, the Secretary of the Company shall fix as the date of the meeting a date not less than sixty (60) days after the receipt of the request, and cause notice to be delivered to the shareholders entitled to vote thereat in accordance with Section 3.03 of these Bylaws. Nothing contained in this section shall be construed as limiting, fixing, or affecting the time or date when a meeting of shareholders called by action of the Board of Directors may be held.

            (b) Persons Entitled to Call Special Meetings. Special meetings of the shareholders may be called at any time by any of the following: (1) the Board of Directors at a duly called and held meeting of the Board of Directors or upon the unanimous written consent of the members of the Board of Directors; or (2) the Chairman of the Board or the Chief Executive Officer, but only upon receiving written direction of at least a majority of directors then in office.

            (c) Business of Special Meeting. Business transacted at all special meetings shall be confined to the objects stated in the notice and matters germane thereto, unless all shareholders entitled to vote are present and shall have otherwise consented.

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      3.05. (a)   Quorum of Shareholders. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all of shareholders are entitled to cast (after giving effect to any "excess shares" provision contained in the Articles of Incorporation of the Company), shall constitute a quorum at the meeting of shareholders. If a proxy casts a vote on behalf of a shareholder on any issue other than a procedural motion considered at a meeting of shareholders, the shareholder shall be deemed to be present during the entire meeting for purposes of determining whether a quorum is present for consideration of any other issue. If a quorum is present, the affirmative vote of a majority of all votes represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or the voting by classes is required by the Pennsylvania Business Corporation Law, the Articles of Incorporation of the Company or these Bylaws.

            (b) Adjournment for Lack or Loss of Quorum. In the absence of a quorum or upon the withdrawal of enough shareholders to leave less than a quorum, any meeting of shareholders may be adjourned from time to time by the affirmative vote of a majority of all votes cast at the meeting, but no other business may be transacted. Meetings at which directors are to be elected shall be adjourned only from day to day or for such longer periods not exceeding fifteen (15) days each and those shareholders who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

      3.06. (a)   Closing Transfer Books. For the purpose of determining
shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide, or may authorize any officer to provide, that the share transfer books shall be closed for a stated period not to exceed fifty (50) days, in which case written or printed notice thereof shall be mailed at least ten (10) days before the beginning of such period to each shareholder of record at the address appearing on the books of the Company or supplied by him to the Company for the purpose of notice.

            (b) Record Date. In lieu of closing the share transfer books, the Board of Directors may fix in advance, or may authorize any officer to fix, a date as the record date for any such determination of shareholders, such date in any case to be not more than ninety (90) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

            (c) Other Determination of Shareholders. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date fifteen (15) days after the date on which the resolution of the Board of Directors declaring such dividend is adopted shall be the record date for such determination of shareholders.

            (d) Adjourned Meetings. When any determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

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      3.07. Inspection of Corporate Records. Every shareholder, upon written demand under oath stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books or records of account, and records of the proceedings of the shareholders and directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right of inspection, the demand under oath shall be accompanied by a power of attorney or other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. In all cases, the demand under oath shall be directed to the Company at its registered office in the Commonwealth of Pennsylvania, at its principal place of business or in care of the person in charge of the actual business office of the Company. For purposes of this Section 3.07, the Company's principal place of business and its sole actual business office shall be deemed to be the location where the Chief Executive Officer maintains his or her principal office and the person in charge of that office shall be deemed to be the Chief Executive Officer.

      3.08. Voting List. The officer or agent having charge of the transfer book for shares of the Company shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such a meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share or transfer book or to vote at any meeting of shareholders.

      3.09. Voting of Shares. Except as otherwise provided in the Articles of Incorporation of the Company, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

      3.10. (a)   Nominations for Directors. Nominations for the election of
Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Nominations made by the shareholders entitled to vote for the election of directors shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to any meeting of shareholders called for election of directors; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of the seventh day following the day on which notice was mailed to shareholders. Notice of nominations, which are proposed by the Board of Directors, shall be given by the Chairman of the Board or any other appropriate officer. Each notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each nominee, and (iii) the number of shares of capital stock of the Company which are beneficially owned by each such nominee and the earliest date of acquisition of any of such stock. The Chairman of a meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a

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nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

            (b) Agenda for Annual Meeting. Matters to be placed on the agenda for consideration at annual meetings of shareholders may be proposed by the Board of Directors or by any shareholder entitled to vote for the election of Directors. Matters proposed for the agenda by shareholders entitled to vote for the election of Directors shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company not less than ninety (90) days nor more than one hundred and fifty
(150) days prior to any annual meeting of shareholders; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders. Notice of matters, which are proposed by the Board of Directors, shall be given by the Chairman of the Board or any other appropriate officer. Each notice given by a shareholder shall set forth a brief description of the business desired to be brought before the annual meeting. The Chairman of the meeting of shareholders may determine and declare to the meeting that a matter proposed for the agenda was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the matter shall be disregarded.

      3.11. Voting by Ballot. Voting by shareholders in elections for Directors shall be by ballot. No shares shall be voted at any meeting upon which any installment is due and unpaid.

      3.12. Reserved.

      3.13. Proxies and Revocation of Proxies. Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy. Every proxy shall be executed or authenticated by the shareholder, or by his duly authorized attorney in fact, and filed or transmitted to with the Secretary of the Company. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any agreement or any provision to the contrary, but the revocation of a proxy shall not be effective until an executed or authenticated notice thereof shall have been given to the Secretary of the Company or its designated agent in writing or by electronic transmission. A telegram, telex, cablegram, datagram, e-mail, Internet communication or other means of electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact:

      (1) may, at the discretion of the Secretary, be treated as properly executed or authenticated for purposes of this subsection; and

      (2) shall be so treated if it sets forth or utilizes a confidential and unique identification number or other mark furnished by the Company to the shareholder for the purposes of a particular meeting or transaction.

No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, authentication or transmission, unless a longer time is expressly provided therein, but in no event shall a proxy unless coupled with an interest, be voted on after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless before

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the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Company or its designated agent. A shareholder shall not sell his vote or execute a proxy to any person for any sum of money or any other thing of value. A proxy coupled with an interest shall include an unrevoked proxy in favor of a creditor of a shareholder and such proxy shall be valid so long as the debt owed by the shareholder to the creditor remains unpaid.

      3.14. Waiver of Notice. Whenever any notice whatever is required to be given to a shareholder under the provisions of the Pennsylvania Business Corporation Law or under the provisions of the Articles of Incorporation or Bylaws of the Company, a waiver thereof in writing signed by the shareholder entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice; however, in the case of special meetings, the business to be transacted and the purpose of the meeting shall be stated in the waiver of notice.

      3.15. (a)   Appointment of Judges of Election. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election not be so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one (1) or three (3) in number. If appointed at a meeting on the request of one (1) or more shareholders or proxies, the majority of all votes entitled to be cast shall determine whether one (1) or three (3) judges are to be appointed. No person who is a candidate for Director shall act as a judge. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person acting as chairman.

            (b) Duties of Judges. The judges of election shall determine the number of shares outstanding and the voting power and rights of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there are three (3) judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

            (c) Report of Judges. On request of the chairman of the meeting, or of any shareholder or his proxy, the judges shall be made a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.

      3.16. Conduct of Meetings. Unless the Board of Directors shall designate another officer or director of the Company to preside and act as the chairman at any regular or special meeting of shareholders, the Chairman of the Board, or in his absence, the Chief Executive Officer shall preside and act as the chairman at any regular or special meeting of shareholders. The chairman of the meeting, consistent with any authority, direction, restriction or limitation given to him by the Board of Directors, shall have any and all powers and authority necessary to

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conduct an orderly meeting, preserve order and determine any and all procedural matters, including the proper means of obtaining the floor, who shall have the right to address the meeting, the manner in which shareholders will be recognized to speak, imposing reasonable limits on the amount of time at the meeting taken up in remarks by any one shareholder or group of shareholders, the number of times a shareholder may address the meeting, and the person to whom questions should be addressed. Any actions by the Chairman of the Board or any person acting in his place in adopting rules for, or in conducting, a meeting shall be fair to the shareholders. Rules adopted for use at a meeting which are approved in advance by the Board of Directors, and actions taken by the chairman in conducting the meeting pursuant to such rules shall be deemed to be fair to shareholders. The chairman shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the ability to cast a vote will be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies, or votes, nor any revocations or changes thereto, may be accepted. In addition, until the business to be completed at a meeting of shareholders is completed, the chairman of a meeting of the shareholders is expressly authorized to temporarily adjourn and postpone the meeting from time to time. The Secretary of the Company or in his absence, an Assistant Secretary, shall act as Secretary of all meetings of the shareholders. In the absence at such meeting of the Secretary and Assistant Secretary, the chairman of the meeting may appoint another person to act as Secretary of the meeting.

      3.17. Action Without Meeting. No action required to be taken or which may be taken at any annual or special meeting of the shareholders of the Company may be taken without a meeting, and the power of the shareholders of the Company to consent in writing to action without a meeting is specifically denied.

                                  ARTICLE FOUR
                                    DIRECTORS

      4.01. Directors Defined. "Directors," when used in relation to any power or duty requiring collective action, means "Board of Directors."

      4.02. Powers. The business and affairs of the Company and all corporate powers shall be exercised by or under authority of the Board of Directors, subject to any limitation imposed by the Pennsylvania Business Corporation Law, the Articles of Incorporation of the Company, or these Bylaws as to action which requires authorization or approval by the shareholders.

      4.03. (a)   Number and Classes of Directors. The number of Directors of the Company shall be not less than six (6) nor more than twenty-five (25) and the Directors shall be divided into classes and be elected for such terms of office, as provided in the Articles of Incorporation of the Company.

            (b) Qualifications. Directors need not be residents of the Commonwealth of Pennsylvania. Unless waived by a majority of the Directors, a majority of the Directors shall be persons who are not directors, officers, employees, agents or holders of record or beneficially of more than 5% of the voting securities, of any corporation or any other entity which holds of record or beneficially 66-2/3% or more of the issued and outstanding shares of any class of capital stock of the Company.

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      4.04. (a)   Vacancies. Vacancies in the Board of Directors shall exist in the case of the happening of any of the following events: (i) the death or resignation of any Director; (ii) if at any annual, regular or special meeting of shareholders at which any Director is elected, the shareholders fail to elect the full authorized number of Directors to be voted for at that meeting; (iii) an increase in the number of Directors (up to a maximum of twenty-five (25)) by resolution of the Board of Directors; (iv) the removal of a Director by the affirmative vote of shareholders of the Company in accordance with the Articles of Incorporation of the Company; or (v) if the Board of Directors declares vacant the office of any Director for such just cause as the Directors may determine or because such Director has not accepted the office of Director within seventy-five (75) days of being notified of his election by either responding in writing or attending any meeting of the Board of Directors.

            (b) Filling of Vacancies. Except as provided in the Articles of Incorporation of the Company, any vacancy occurring in the Board of Directors shall be filled by a majority of the remaining members (though less than a quorum of the Board) and each person so elected shall be a Director of the same class as his predecessor until his successor is elected by the shareholders.

      4.05. Place of Meetings. All meetings of the Board of Directors shall be held at the principal office of the Company or at such place within or without the Commonwealth of Pennsylvania as may be designated from time to time by a majority of the Directors, or may be designated in the notice calling the meeting.

      4.06. Regular Meetings. Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual meeting of the shareholders of the Company, and at such other times as the Directors may determine.

      4.07. (a) Call of Special Meetings. Special meetings of the Board of Directors of the Company may be called by the Chief Executive Officer, Chairman of the Board, President or by one-third of the Directors.

            (b) Notice of Special Meetings. Notice of the day, hour, geographic location and purpose of special meetings of the Board of Directors shall be delivered at least five (5) days before the meeting, personally, by courier service, charges prepaid, first class or express mail, postage prepaid, facsimile transmission, e-mail or other electronic communication, to the postal address, facsimile number, e-mail address or other electronic communication location supplied by the Director to the Company for the purpose of notice. Notice sent by United States mail shall be deemed to have been delivered when deposited in the United States mail or with a courier service. Notice sent by facsimile transmission, e-mail or other electronic communication shall be deemed to have been given when sent.

      4.08. Validation of Meetings Defectively Called or Noticed. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though taken at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a waiver of notice. All such waivers shall be filed with corporate records or made a part of the minutes of the meeting. Attendance of a Director at any meeting shall constitute a waiver of notice of such a meeting

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except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

      4.09. Quorum. A majority of the number of Directors in office constitutes a quorum of the Board for the transaction of business.

      4.10. Majority Action. Every action or decision done or made by a majority of the Directors present at any meeting duly held at which a quorum is present is the act of the Board of Directors. Each Director who is present at a meeting will be conclusively presumed to have assented to the action taken at such meeting unless his dissent to the action is entered in the minutes of the meeting, or, where he is absent from the meeting, his written objection to such action is promptly filed with the Secretary of the Company upon learning of the action. Such right to dissent shall not apply to a Director who voted in favor of such action.

      4.11. Action by Consent of Board Without Meeting. Any action required by the Pennsylvania Business Corporation Law to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or the executive or other committee thereof, may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the Directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be, and filed with the Secretary of the Company.

      4.12. (a)   Adjournment. In the absence of a quorum a majority of the
Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board.

            (b) Notice of Adjourned Meeting. Notice of the time and place of holding an adjourned meeting, whether the meeting is a regular meeting or special meeting, need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

      4.13. Conduct of Meetings. At every meeting of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or in their absence, an officer of the Company designated by one of them, or in the absence of such designation, a chairman chosen by a majority of the Directors present, shall preside. The Secretary of the Company shall act as Secretary of the Board of Directors. In case the Secretary shall be absent from any meeting, the chairman of the meeting may appoint any person to act as secretary of the meeting.

      4.14. Participation at Meeting. One or more Directors may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

      4.15. Compensation. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, officers, or otherwise.

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                                  ARTICLE FIVE
                                   COMMITTEES

      5.01. Authorization. The Board of Directors, by resolution adopted by a majority of the whole Board, may create an Executive Committee, an Audit Committee, a Nominating Committee, a Compensation Committee, and such other permanent or temporary committees as the Board deems necessary for the proper conduct of the business of the Company. Each committee shall have and may exercise such powers as shall be conferred or authorized by resolution of the Board and which are not inconsistent with these Bylaws. The creation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors of any responsibility imposed on it by law.

      5.02. Appointment of Committees. The Chief Executive Officer shall submit to the Board of Directors, at its first meeting after the annual meeting of the shareholders, his or her recommendations for the members of and chairman of each committee. The Board shall then appoint, in accordance with such recommendations or otherwise, the members and a chairman for each committee. If the appointees accept their appointment, they shall serve for one (1) year or until their successors are appointed. The Board of Directors shall have the power to fill any vacancies occurring on any committee and to remove and replace a member of any committee. Unless otherwise provided, a Director may be a member of more than one (1) committee. If the Chief Executive Officer of the Company is a member of the Board of Directors, the Chief Executive Officer of the Company shall be appointed as a full member of the Executive Committee and as an ex-officio, non-voting member of each committee of which he or she is not a full member.

      5.03. Conduct of Committees. A majority of the membership of each committee shall constitute a quorum for the transaction of business. Each committee shall meet at such times as the committee may decide or as the Board of Directors may require. Special meetings of committees may be called at any time by its chairman, or by the Chairman of the Board or by the Chief Executive Officer. Except, for its chairman, each committee may appoint a secretary and such other officers as the committee members deem necessary. Each committee shall have the power and authority to obtain from the appropriate officers of the Company all information necessary for the conduct of the proper business of the committee. If required by the Board of Directors, minutes of the proceedings shall be submitted to the Board of Directors upon its request.

      5.04. Executive Committee. If created by resolution adopted by a majority of the whole Board, the Executive Committee shall meet upon five (5) days' notice. The Executive Committee shall have and may exercise all the powers of the Board of Directors in the management of the Company, except as the Board of Directors may specifically limit by resolution, or except where action by the entire Board of Directors is specifically required by law.

      5.05. Audit Committee. If created by resolution adopted by a majority of the whole Board, the Audit Committee shall consist entirely of outside Directors whose emphasis and background shall preferably be in the areas of accounting, finance, or law or who have significant experience with the Company or any of its subsidiaries. The object of the Audit

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Committee shall be to give additional assurance of the integrity of the financial information distributed to the shareholders and the public at large. The Audit Committee shall review the internal audit controls of the Company and shall have the authority to cause and supervise such examinations and audits to be made by public accountants of the books and affairs of the Company and subsidiary companies as it, in its discretion, deems advisable. The Audit Committee shall also review audit policies, oversee internal audits, review external audits and review any federal or state examination reports. Members of management of the Company, whether or not directors of the Company, may be invited by the Audit Committee to attend meetings thereof.

      5.06. Nominating Committee. If created by resolution adopted by a majority of the whole Board, the Nominating Committee shall meet at least annually to propose, for consideration by the whole Board, nominees for election as directors of the Company.

                                   ARTICLE SIX
                                    OFFICERS

      6.01. Number and Titles. The officers of the Company shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, and a Treasurer. The Company may also have, at the discretion of the Board of Directors, one (1) or more Vice Chairman, one (1) or more Executive Vice Chairman, one (1) or more Executive Vice Presidents or Vice Presidents, one (1) or more Assistant Secretaries, one (1) or more Assistant Treasurers, and such other officers and assistant officers as may be appointed in accordance with the provisions of Section 6.03 of this Article. One person may hold two (2) or more offices. No person shall, however, simultaneously hold the offices of President and Secretary.

      6.02. Election. The Board of Directors shall choose, annually, either the President or Chairman of the Board to be the Chief Executive Officer of the Company. The other officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 6.03 or Section 6.05 of this Article, shall be chosen annually by the Board of Directors. Each officer of the Company shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

      6.03. Subordinate Officers. The Chief Executive Officer may appoint, subject to the power of the Board of Directors to approve or disapprove such appointment, such other officers or agents as he may deem necessary, each of whom shall hold office for such period, have such authority and perform such duties in the management of the property and affairs of the Company as may be determined by the Chairman or the President not inconsistent with these Bylaws. The Board of Directors may delegate to any officer or committee the power to appoint any subordinate officers, committees or agents to specify their duty and authority, and to determine their compensation.

      6.04. Removal and Resignation. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign at any time giving written notice to the Board of Directors, to the President or to the Secretary of the Company. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      6.05. Vacancies. If the office of the Chairman of the Board or the Chief Executive Officer becomes vacant by reason of death, resignation, removal, or otherwise, the Board of Directors shall elect a successor who shall hold office for the unexpired term and until his successor is elected. If any other office becomes vacant by reason of death, resignation, removal or otherwise, the Chief Executive Officer shall appoint a successor who shall hold office for the unexpired term and until his successor is elected or appointed.

      6.06. Chairman of the Board. The Chairman of the Board shall perform the duties of the Chief Executive Officer either when he has (i) been chosen as Chief Executive Officer by the Board of Directors or (ii) when the appointed Chief Executive Officer is legally incapable or physically unable to perform the duties of Chief Executive Officer, and shall perform such duties until the Board of Directors appoints a temporary or permanent successor. The Chairman shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

      6.07. Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Company, and shall have the general powers and duties of management usually vested in the office of Chief Executive of a corporation and shall have duties of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws. Within this authority and in the course of his duties he shall:

            (a) Conduct Meeting. In the absence of the Chairman of the Board, preside at all meetings of the Board of Directors.

            (b) Execute Instruments. When authorized by the Board of Directors or required by law, execute in the name of the Company, deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, debentures, contracts, and other papers and instruments in writing, and unless the Board of Directors shall order otherwise by resolution, make such contracts as the ordinary conduct of the Company's business may require.

            (c) Hire and Fire Employees. Appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees, and clerks of the Company other than the duly appointed officers, subject to the approval of the Board of Directors, and control, subject to the direction of the Board of Directors, all of the officers, agents, and employees of the Company.

            (d) Meetings of Other Corporations. Unless otherwise directed by the Board of Directors, attend in person, or by substitute appointed by him, or by proxy executed by him, and vote on behalf of the Company at all meetings of the shareholders of any corporation in which the Company holds stock.

      6.08. President. The President shall perform the duties of Chief Executive Officer either when he has been chosen as Chief Executive Officer or when the Chairman of the Board is absent or unable to perform the duties of the Chief Executive Officer. The President shall have such other powers and perform such other duties from time to time as may be prescribed for him by the Board of Directors or prescribed by the Bylaws.

      6.09. Vice Chairman. The Vice Chairman shall have such powers and perform such duties from time to time as may be prescribed for him by the Board of Directors or prescribed by the Bylaws.

      6.10. Chief Financial Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chief Executive Officer, the Chief Financial Officer shall, subject to the control of the Board of Directors have general supervision, direction and control of the financial affairs of the Company, and shall have the general powers and duties of management usually vested in the office of Chief Financial Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

      6.11. Executive Vice President or Vice President. Except as otherwise provided in these Bylaws with respect to the performance of the duties of Chief Executive Officer, in the absence or disability of the President, the Executive Vice Presidents and Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Executive Vice President or Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions on, the President. The Executive Vice Presidents and Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors or the Bylaws.

      6.12. Secretary. The Secretary shall:

            (a) Certify Bylaws. Certify and keep at the registered office or principal place of business of the Company the original or a copy of its Bylaws, including all amendments or alterations to date.

            (b) Minutes of Meetings. Keep the place where the certified Bylaws or a copy thereof are kept, a record of the proceedings of meetings of its Directors, shareholders, Executive Committee, and other committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

            (c) Sign or Attest Documents. Sign, certify, or attest such documents as may be required by law for the business of the Company.

            (d) Notices. See that all notices are duly given in accordance with the provisions of these Bylaws and as required by law. In case of the absence or disability of the Secretary or his or her refusal or neglect to act, notice may given and served by an Assistant Secretary or by the President or Vice Presidents, or by the Board of Directors.

            (e) Custodian of Records and Seals. Be custodian of the records and of the seal of the Company and see that it is engraved, lithographed, printed, stamped, impressed upon or affixed to all certificated shares prior to their issuance, and to all documents or instruments the execution of which on behalf of the Company under its seal is duly authorized in accordance with the provisions of these Bylaws, or which otherwise attested to or certified to by the Secretary.

            (f) Share Register. Keep at the place where the certified Bylaws or a copy thereof are kept, or at the office of the transfer agent or registrar, a share register or duplicate share register giving the names of shareholders, their respective addresses, and the number of classes of shares held by each. The secretary shall also keep appropriate, complete, and accurate books or records of account at the Company's registered office or its principal place of business.

            (g) Reports and Statements. See that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed.

            (h) Exhibit Records. Exhibit at all reasonable times to proper persons on such terms as are provided by law on proper application, the Bylaws, the share register, and minutes of proceedings of the shareholders and Directors of the Company.

            (i) Other Duties. In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him or her by the Board of Directors.

            (j) Absence of Secretary. In case of the absence or disability of the Secretary or his or her refusal or neglect to act, the Assistant Secretary, or if there be none, the Treasurer, acting as Assistant Secretary may perform all of the functions of the Secretary. In the absence or inability to act or refusal or neglect to act of the Secretary, the Assistant Secretary and Treasurer, any person thereunto authorized by the Chief Executive Officer or by the Board of Directors may perform the functions of the Secretary.

      6.13. Assistant Secretary. At the request of the Secretary or in his or her absence or disability, the Assistant Secretary, designated as set forth in Subparagraph 6.12(j) of these Bylaws, shall perform all the duties of the Secretary, and when so acting, he or she shall have all the powers of, and be subject to all restrictions on, the Secretary. The Assistant Secretary shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors or the Secretary.

      6.14. Treasurer.

            (a) Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chief Executive Officer, the Treasurer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the financial affairs of the Company, and shall have the general powers and duties of management usually vested in the office of Treasurer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

            (b) The Treasurer and such other Officers as may be designated by the Board of Directors shall receive, take care of, and be responsible for all moneys, securities, and evidences of indebtedness belonging to the Company, deposit the same in the name of the Company in such depositories as the Board of Directors shall direct and shall keep a complete record of all receipts and disbursements of the Company.

            (c) The Treasurer shall sign drafts and such other instruments as may, under these Bylaws or by direction of the Board of Directors, require his official signature, and shall keep a record thereof.

            (d) The Treasurer shall perform such other duties as may be required by these Bylaws or by the Chief Executive Officer, or by the Board of Directors.

      6.15. Assistant Treasurer. At the request of the Treasurer or in his or her absence or disability, the Assistant Treasurer shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of, and be subject to all the restrictions on, the Treasurer. The Assistant Treasurer shall perform such duties as from time to time may be assigned to him or her by the Board of Directors or the Treasurer.

      6.16. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Company.

                                  ARTICLE SEVEN
                         ISSUANCE AND TRANSFER OF SHARES

      7.01. Classes and Series of Shares. The Company may issue such shares of stock as are authorized by the Articles of Incorporation of the Company. Except as provided in the Articles of Incorporation, all shares of any one class shall have the same conversion, redemption, and other rights, preferences, qualifications, limitations, and restrictions, unless the class is authorized to be divided into series. Except as provided in the Articles of Incorporation, if a class is divided into series, all the shares of any one series shall have the same conversion, redemption and other rights, preferences, qualifications, limitations and restrictions.

      7.02. Fully Paid Shares. No shares may be issued by the Company until the full amount of the consideration for such shares has been paid. When such consideration has been paid to the Company, the shares shall be issued to the shareholder in uncertificated form or in certificated form if the shareholder requests physical certificates representing such shares.

      7.03. Certificated and Uncertificated Shares Authorized. As authorized in the Company's Articles of Incorporation, any or all classes and series of shares of the Company, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Company. Shares shall be issued in certificated form if a shareholder requests physical certificates representing such shareholder's shares. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated and certificated shares of the same class and series shall be identical.

      7.04. Consideration for Shares. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property actually received, tangible or intangible, or in labor done for the Company. Future services shall not constitute payment, or part-payment, for shares of the Company.

      7.05. Information Regarding Shares.

            (a) Form of Certificates. Certificated shares shall be of such form and style, printed or otherwise, as the Board of Directors may designate, and each certificate shall state all of the following facts:

                  (i) That the Company is organized under the laws of the Commonwealth of Pennsylvania.

                  (ii) The name of the registered holder of the shares represented by the certificate.

                  (iii) The number and class of shares and the designation of the series, if any, which such certificate represents.

            (b) Shares in Classes or Series. If the Company is authorized to issue shares of more than one class, each certificated share shall set forth, either on the face or back of the certificate, a full summary or statement of all of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the Company is authorized to issue any preferred or special class in series the variations in the relative right and preferences between the shares of each such series, so far as the same have been fixed and determined, and authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

            (c) Restriction on Transfer. Any restrictions imposed by the Company on the sale or other disposition of its shares and on the transfer thereof must be noted conspicuously on each certificated share, or written notice as required by paragraph (d) of this Section 7.05 in the case of each uncertificated share, to which the restriction applies.

            (d) Notice of Rights for Uncertificated Shares. Within a reasonable time after the issuance or transfer of uncertificated shares, the Company shall send to the registered holder of such shares, a written notice containing the information required to be set forth on certificated shares as set forth in paragraphs (a) and (b) of this Section 7.05.

            (e) Incorporation by Reference. In lieu of setting forth a full or summary statement of any provisions required by paragraphs (a) and (b) on the face or back of the certificated share or in the written notice required by paragraph (d) of this Section 7.05 with respect to uncertificated shares, such statement may be omitted from the certificate, or written notice in the case of uncertificated shares, if it shall be set forth upon the face or back of the certificate, or written notice in the case of uncertificated shares, that such statement, in full, will be furnished by the Company to any shareholder upon request and without charge.

      7.06. Signing Certificates -- Facsimile Signatures. All certificated shares shall be signed by such officers as the Board of Directors may determine from time to time, or, in the absence of such any determination, by the Chief Executive Officer or a Vice President and by either the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, and shall be sealed with the corporate seal, or a facsimile of the seal of the Company. If a certificated share is countersigned by a transfer agent or registrar, any other signatures or countersignatures on the certificate may be facsimiles. In case any officer of the Company or any officer or employee of the transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificated share ceases to be an officer of the Company, or an officer or employee of the transfer agent or registrar before such certificate is issued, the certificate may be issued by the Company with the same effect as if the officer of the Company, or the officer or employee of the transfer agent or registrar, had not ceased to be such at the date of its issue.

      7.07. (a)   Transfer of Shares. Transfer of certificated or uncertificated shares shall be made on the books of the Company upon surrender of the shares therefor, and, in the case of certificated shares, endorsed by the person named in the certificate or by his attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

            (b) Transfer of Lost or Destroyed Shares. Where a certificated share has been lost, apparently destroyed, or wrongfully taken and the owner fails to notify the Company of that fact within a reasonable time after he has notice of it, and the Company registers a transfer of the share(s) represented by the certificate before receiving such notification, the owner is precluded from asserting against the Company any claim for registering the transfer or any claim to new certificated or uncertificated shares representing such lost, destroyed or wrongfully taken shares.

            (c) Replacement of Lost or Destroyed Certificates. Where the holder of certificated shares claims that the certificate has been lost, destroyed, or wrongfully taken, the Company shall issue new shares in uncertificated form, unless the holder requests certificated shares, in place of the original certificate if the owner: (i) so requests before the Company has notice that the shares have been acquired by a bona fide purchaser; (ii) files with the Company a sufficient indemnity bond; and (iii) satisfies any other reasonable requirements imposed by the Board of Directors.

            (d) Transfer After Replacement. If, after the issue of new certificated or uncertificated shares as a replacement for a lost, destroyed, or wrongfully taken certificated shares, a bona fide purchaser of the original certificate presents it for registration of transfer, the Company must register the transfer unless registration would result in over-issue. In addition to any rights on the indemnity bond, the Company may recover the new certificated or uncertificated shares from the person to whom such shares were issued or any person taking under him except a bona fide purchaser.

      7.08. Transfer Agents and Registrars. The Board of Directors may appoint one (1) or more transfer agents and one (1) or more registrars, each of which shall be an incorporated bank or trust company, either domestic or foreign, either independent or a subsidiary of the Company, which shall be appointed at such times and places as the requirements of the Company may necessitate and the Board of Directors may designate.

      7.09. Conditions of Transfer. A person in whose name shares of stock stand on the books of the Company shall be deemed the owner thereof as regards the Company, provided that whenever any transfer of shares shall be made for collateral security, and absolutely, and written notice thereof shall be given to the Secretary of the Company or its transfer agent, if any, such fact shall be stated in the entry of the transfer. When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Company or its transfer agent, before recording the transfer of the shares on its books or issuing any certificated or uncertificated shares therefor, may require from the person seeking the transfer reasonable proof of his right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Company may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two (2) individual sureties satisfactory to the Company as to form, amount and responsibility of sureties. The bond shall be conditioned to protect the Company, its officers, transfer agents, and registrars, and any of them against any loss, damage, expense, or other liability to the owner of the shares by reason of the recordation of the transfer or the issuance of new shares.

                                  ARTICLE EIGHT
               LIMITATION OF DIRECTORS' LIABILITY; INDEMNIFICATION

      8.01. Limitation of Liability. To the fullest extent permitted by the Directors' Liability Act (42 Pa. C.S. 8361 et seq.) and the Business Corporation Law of the Commonwealth of Pennsylvania, a director (including a member of any advisory board) of the Company shall not be personally liable to the Company, its shareholders or others for monetary damages for any action taken or any failure to take any action unless the director has breached or failed to perform the duties of his or her office, as set forth in the Directors' Liability Act, and such breach or failure constitutes self-dealing, willful misconduct or recklessness. The provisions of this Article Eight shall not apply with respect to the responsibility or liability of a director (including a member of any advisory board) under any criminal statute or the liability of a director (including a member of any advisory board) for the payment of taxes pursuant to local, state or federal law.

      8.02. (a)   Indemnification. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director (including a member of any advisory board), officer, employee or agent of the Company, Sovereign Bank, or any other direct or indirect subsidiary of the Bank designated by the Board of directors or is or was serving at the request of the Company as a director (including a member of any advisory board), officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the fullest extent authorized or permitted by the laws of the Commonwealth of Pennsylvania.

            (b) Advance of Expenses. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director (including a member of any advisory board), officer, employee, or agent to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified by the Company as authorized in this Article Eight.

            (c) Indemnification not Exclusive. The indemnification and advancement of expenses provided by this Article Eight shall not be deemed exclusive of any other right to which persons seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to actions in such persons' official capacity and as to their actions in another capacity while holding office, and shall continue as to a person who has ceased to be a director (including a member of any advisory board), officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

            (d) Insurance, Contracts, Security. The Company may purchase and maintain insurance on behalf of any person, may enter into contracts of indemnification with any person, and may create a fund of any nature (which may, but need not, be under the control of a trustee) for the benefit of any person and may otherwise secure in any manner its obligations with respect to indemnification and advancement of expenses, whether arising under this Article Eight or otherwise, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article Eight.

      8.03. Effective Date. The limitation of liability provided in Section 8.01 of this Article Eight and the right to indemnification provided in Section 8.02 of this Article Eight shall apply to any action or failure to take any action occurring on or after January 27, 1987.

      8.04. Amendment, Etc. Notwithstanding anything herein contained to the contrary, this Article Eight may not be amended or repealed, and a provision inconsistent herewith may not be adopted, except by the affirmative vote of 66-2/3% of the members of the entire Board of Directors or by the affirmative vote of shareholders of the Company entitled to cast at least 80% of the votes which all shareholders of the Company are then entitled to cast, except that, if the Pennsylvania Business Corporation Law or Directors' Liability Act is amended or any other statute is enacted so as to decrease the exposure of directors (including a member of any advisory board) to liability or increase the indemnification rights available to directors (including a member of any advisory board), officers or by others, then this Article Eight and any other provisions of these Bylaws inconsistent with such decreased exposure or increased indemnification rights shall be amended, automatically and without any further action on the part of the shareholders or directors, to reflect such reduced exposure or increased indemnification rights, unless such legislation expressly requires otherwise. Any repeal or modification of this Article Eight by the shareholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director (including a member of any advisory board) of the Company or any right to indemnification from the Company with respect to any action or failure to take any action occurring prior to the time of such repeal or modification.

      8.05. Severability. If, for any reason, any provision of this Article Eight shall be held invalid, such invalidity shall not affect any other provision not held so invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. If any provision of this Article Eight shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision, and the remainder of such provision, together with all other provisions of this Article Eight shall, to the full extent consistent with law, continue in full force and effect.

                                  ARTICLE NINE
                                  SEVERABILITY

      9.01. If a final judicial determination is made or an order is issued by a court or government regulatory agency having jurisdiction that any provision of these Bylaws is unreasonable or otherwise unenforceable, such provisions shall not be rendered void, but shall be deemed amended to apply to the maximum extent as such court or government regulatory agency may determine or indicate to be reasonable. If, for any reason, any provision of these Bylaws shall be held invalid, such invalidity shall not affect any other provision of these Bylaws not held so invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. If any provision of these Bylaws shall be held invalid in part, such invalidity shall in no way affect the remainder of such provisions, and the remainder of such provisions, together with all other provisions of these Bylaws shall, to the full extent consistent with law, continue in full force and effect.

                                   ARTICLE TEN
                                   AMENDMENTS

      10.01. Except as otherwise specified herein, the authority to make, amend, alter, change, or repeal these Bylaws is hereby expressly and solely granted to and vested in the Board of Directors of the Company, subject always to the power of shareholders to change such action by the affirmative vote of shareholders of the Company entitled to cast at least 66-2/3% of the votes that all shareholders are entitled to cast thereon.

                                 ARTICLE ELEVEN
                   CONTROL-SHARE ACQUISITIONS AND DISGORGEMENT

      11.01. Control-Share Acquisitions. The Control-Share Acquisitions provisions of the Business Corporation Law of the Commonwealth of Pennsylvania (25 Pa. C.S. Section 2561 et. seq.), as enacted by Act 36 of 1990 shall not be applicable to the Company.

      11.02. Disgorgement. The Disgorgement By Certain Controlling Shareholders Following Attempt to Acquire Control Provisions of the Business Corporation Law of the Commonwealth of Pennsylvania (25 Pa. C.S. Section 2577 et. seq.), as enacted by Act 36 of 1990 shall not be applicable to the Company.

      11.03. Effective Date. The provisions of Section 11.01 of this Article Eleven and of Section 11.02 of this Article Eleven are effective as of June 19, 1990.

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